As filed with the Securities and Exchange Commission on November 13, 2015

Registration No. 333-74163

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SIGMA-ALDRICH CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	43-1050617
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

3050 Spruce Street

St. Louis, Missouri 63103

(314) 771-5765

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George L. Miller, Esq.

Senior Vice President, General Counsel & Secretary

Sigma-Aldrich Corporation

3050 Spruce Street

St. Louis, Missouri 63103

(314) 771-5765

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

R. Randall Wang, Esq.

Bryan Cave LLP

211 North Broadway

St. Louis, Missouri 63102

(314)-259-2000

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 431(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This post-effective amendment relates to Registration Statement No. 333-74163 on Form S-3 (the “Registration Statements”) registering 62,039 shares of Common Stock of Sigma-Aldrich Corporation, a Delaware corporation (the “Company”), filed by the Company with the Securities and Exchange Commission on March 10, 1999.

The shares were registered to permit resales of such shares by certain selling stockholders named in the Registration Statement. The Company’s obligation to maintain the effectiveness of the Registration Statement has expired.

This post-effective amendment to the Registration Statement is being filed to remove from registration, as of the effectiveness of this post-effective amendment, any and all securities of the Company that are registered under the Registration Statement that remain unsold as of the effectiveness of the post-effective amendment, and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on this 13th day of November, 2015.

Sigma-Aldrich Corporation

By:	/s/ George L. Miller
George L. Miller
Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated below on the dates indicated.

Signature	Title	Date

/s/ Rakesh Sachdev Rakesh Sachdev	President, Chief Executive Officer and Director (Principal Executive Officer)	November 13, 2015

/s/ Jan A. Bertsch Jan A. Bertsch	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 13, 2015

/s/ Michael F. Kanan Michael F. Kanan	Vice President and Corporate Controller (Principal Accounting Officer)	November 13, 2015

/s/ Rebecca M. Bergman Rebecca M. Bergman	Director	November 13, 2015

/s/ George M. Church George M. Church	Director	November 13, 2015

/s/ Michael L. Marberry Michael L. Marberry	Director	November 13, 2015

/s/ W. Lee McCollum W. Lee McCollum	Director	November 13, 2015

/s/ Avi M. Nash Avi M. Nash	Director	November 13, 2015

/s/ Steven M. Paul Steven M. Paul	Director	November 13, 2015

/s/ J. Pedro Reinhard J. Pedro Reinhard	Director	November 13, 2015

/s/ D. Dean Spatz D. Dean Spatz	Director	November 13, 2015

/s/ Barrett A. Toan Barrett A. Toan	Chairman and Director	November 13, 2015